UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

Lithium Americas Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-41788	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3260 - 666 Burrard Street

Vancouver, British Columbia, Canada V6C 2X8

(Address of principal executive office and Zip Code)

(778) 656-5820

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	LAC	New York Stock Exchange Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2026, the board of directors (the “Board”) of Lithium Americas Corp. (the “Company”) appointed Clayton Walker to serve as a member of the Board, effective May 4, 2026. The Board also approved Mr. Walker’s appointment to the Safety and Sustainability Committee (as Chair), Audit and Risk Committee, and the Technical Committee, such appointments to become effective only if he is re-elected to the Board at the 2026 annual meeting (the “Meeting”), and, if so, effective immediately following the Meeting and continuing until the close of the next annual meeting of shareholders or until his successor is duly appointed.

Mr. Walker is the former Chief Growth and Development Officer at Rio Tinto where he was responsible for the overall strategic direction and execution of the copper growth portfolio. From 2021-2025 Mr. Walker served as Chief Operating Officer for Rio Tinto’s copper product group, where he led global teams focused on growth and optimization through a world-class copper portfolio. His responsibilities included oversight of major operations and projects across the Americas, including Rio Tinto Kennecott in Utah and Resolution Copper in Arizona. From 2016-2021, he served as Chief Executive Officer and Executive Chairman of Iron Ore Company of Canada. Prior to that, Mr. Walker spent 15 years in various management roles at Rio Tinto. Mr. Walker holds a Master of Business Administration degree from the University of Utah and a Bachelor of Science, Metallurgical Engineering degree from the University of Utah.

There are no arrangements or understandings between Mr. Walker and any other persons pursuant to which Mr. Walker was selected as a director.

Mr. Walker does not have a direct or indirect material interest in any currently proposed transaction to which the Company was, or is to be, a participant, nor has Mr. Walker had a direct or indirect material interest in any transactions since the beginning of the Company’s last fiscal year.

Mr. Walker will be compensated for his service on the Board consistent with the Company’s other non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 30, 2025 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 5, 2026, the Company issued a press release announcing the appointment of Mr. Walker as a member of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 is being “furnished” pursuant to General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated May 5, 2026

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lithium Americas Corp.

Date: May 5, 2026	By:	/s/ Jonathan Evans
Jonathan Evans
Chief Executive Officer